UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 12, 2005

BioScrip, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28740 (Commission File Number)	05-0489664 (IRS Employer Identification No.)

100 Clearbrook Road, Elmsford, New York (Address of Principal Executive Offices)	10523 (Zip Code)

Registrant’s telephone number, including area code (914) 460-1600

MIM Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c)).

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On March 14, 2005, BioScrip, Inc. (the “Company”) announced the closing of its merger with Chronimed Inc. (“Chronimed”), pursuant to which Chronimed became a wholly owned subsidiary of the Company and the Company changed its name from MIM Corporation to BioScrip, Inc.

     Pursuant to the Agreement and Plan of Merger, dated as of August 9, 2004, as amended on January 3, 2005, by and among the Company, Chronimed Acquisition Corp., a wholly owned subsidiary of the Company, and Chronimed, (i) each share of Chronimed common stock outstanding immediately before completion of the merger automatically converted into the right to receive 1.12 shares of common stock of the Company and (ii) each option to purchase Chronimed common stock outstanding immediately before completion of the merger fully vested and was assumed by the Company on the same terms and conditions that were applicable to the options immediately before completion of the merger, except that the number of shares of the Company’s common stock purchasable upon exercise, and the exercise price, were adjusted to reflect the exchange ratio in the merger.

     The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On March 12, 2005, pursuant to and in accordance with the terms of the Merger Agreement:

     Directors

•	Louis A. Luzzi, Harold E. Ford, Sr. and Ronald K. Shelp resigned as members of the Board of Directors of the Company.

•	Henry F. Blissenbach, 62, was elected as a member of the Board of Directors to serve until the next annual stockholders’ meeting or until his successor has been duly elected and has qualified. Mr. Blissenbach is the Company’s President and Chief Executive Officer.

•	Myron Z. Holubiak, 57, was elected as a member of the Board of Directors to serve until the next annual stockholders’ meeting or until his successor has been duly elected and has qualified. He was also appointed as a member of the compensation and nominating committees of the Board of Directors.

•	David R. Hubers, 61, was elected as a member of the Board of Directors to serve until the next annual stockholders’ meeting or until his successor has been duly elected and has qualified. He was also appointed as a member of the audit and compensation committees of the Board of Directors.

•	Richard L. Robbins, 63, was elected as a member of the Board of Directors to serve until the next annual stockholders’ meeting or until his successor has been duly elected and has qualified. He was appointed, effective April 2, 2005, as a member of the audit committee of the Board of Directors of the Company. Upon such appointment, Mr. Robbins will be the “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K and the financially sophisticated audit committee member required by NASD Rule 4350(d)(2)(A).

•	Stuart A. Samuels, 62, was elected as a member of the Board of Directors to serve until the next annual stockholders’ meeting or until his successor has been duly elected and has qualified. He was also appointed as the chairman of the audit committee and as a member of the nominating committee of the Board of Directors.

     Principal Officers

•	Richard H. Friedman, 54, resigned as the Company’s Chief Executive Officer. Mr. Friedman will continue as Executive Chairman of the Board of Directors of the Company. He joined the Company in April 1996 and was elected as a director and appointed its Chief Financial Officer and Chief Operating Officer in May 1996. He served as Chief Financial Officer and Chief Operating Officer until April 1998, when he became Chief Executive Officer. Mr. Friedman also served as the Company’s Treasurer from April 1996 until February 1998.

In December 1998, Mr. Friedman entered into an employment agreement with the Company. Under Mr. Friedman’s employment agreement, he was granted options to purchase 800,000 shares of the Company’s common stock at an exercise price of $4.50 per share (the market price on December 2, 1998, the date of grant), 200,000 performance units and 300,000 restricted shares. The grants were canceled after the proposal seeking stockholder approval for the grants at the 1999 annual meeting of the Company’s stockholders was withdrawn before a vote of the Company’s stockholders.

Based on the recommendation of the Company’s compensation committee, Mr. Friedman’s employment agreement was amended in 1999 and 2001, on August 9, 2004 and on October 28, 2004. Mr. Friedman’s employment agreement provides for his employment as the Chairman and Chief Executive Officer of the Company for a term of employment through November 30, 2006 (unless earlier terminated) at an initial base annual salary of $425,000. In December 2001, the Company’s compensation committee approved an increase in Mr. Friedman’s base annual salary to $594,000 and making an annual grant to Mr. Friedman of options to purchase 200,000 shares of the Company’s common stock at the beginning of each year commencing January 1, 2002 and continuing through November 30, 2006. Mr. Friedman is also entitled to receive certain fringe benefits, including an automobile allowance and is also eligible to participate in the Company’s executive bonus program.

If Mr. Friedman’s employment is terminated due to his death or disability, all vested options may be exercised by his estate for one year following termination; provided, however, that if he remains disabled for six months following his termination for disability, he will also be entitled to receive, for a period of two years following termination, his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled. If Mr. Friedman’s employment is terminated by the Company without cause, (i) Mr. Friedman will be entitled to receive, for the longer of two years following termination and the period remaining in his term of employment under his employment agreement, his annual salary at the time of termination (less net proceeds of any long term disability or workers’ compensation benefits) and continuing coverage under all benefit plans and programs to which he was previously entitled and (ii) all unvested options will vest and immediately become exercisable in accordance with their terms and Mr. Friedman will vest in all other pension or deferred compensation plans. If the Company terminates Mr. Friedman for cause, he will be entitled to receive only salary, bonus and other benefits earned and accrued through the date of termination. If Mr. Friedman terminates his employment for good reason, (a) he will be entitled to receive, for a period of two years following termination, his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled and (b) all unvested options will vest and immediately become exercisable in accordance with their terms and Mr. Friedman will vest in all other pension or deferred compensation plans. Upon a change of control that result in his termination by the Company or a material reduction in his duties, (1) Mr. Friedman will be entitled to receive, for the longer of three years following termination and the period remaining in his term of employment under his employment agreement, his annual salary at the time of termination and continuing coverage under all benefits plans and programs to which he was previously entitled and (2) all unvested options will vest and immediately become exercisable in accordance with their terms and Mr. Friedman will vest in all other pension or deferred compensation plans.

Under an August 9, 2004 amendment, Mr. Friedman agreed that being employed as Chairman of the Board of Directors of the combined company and terminating his position as Chief Executive Officer in connection with the merger did not constitute good reason for Mr. Friedman to terminate his employment agreement. As a result, the completion of the merger did not trigger Mr. Friedman’s right to receive severance compensation or other termination benefits. In addition, under an October 28, 2004 amendment, in the event his employment agreement is not renewed upon its expiration, (i) he will be entitled to receive for period of one year following termination his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled and (ii) all unvested options will vest and immediately become exercisable in accordance with their terms.

During the term of employment and for one year following the later of his termination and his receipt of severance payments, Mr. Friedman may not directly or indirectly (other than with the Company) participate in the United States in any pharmacy benefit management business or other business that is at any time a material part of the Company’s overall business. Similarly, for a period of two years following termination, Mr. Friedman may not solicit or otherwise interfere with the Company’s relationship with any present or former Company employee or customer.

•	Mr. Blissenbach became the Company’s President and Chief Executive Officer. Mr. Blissenbach was Chairman and Chief Executive Officer of Chronimed. He was appointed Chairman of the Board of Directors and Chief Executive Officer of Chronimed on July 1, 2000. He was named President and Chief Operating Officer of Chronimed in May 1997. He became a director of Chronimed in September 1995. From 1992 to 1997, Mr. Blissenbach served as President of Diversified Pharmaceutical Services, Inc., a UnitedHealthcare subsidiary until 1994 and afterwards a subsidiary of SmithKline Beecham Corp. Diversified Pharmaceutical Services, Inc. was a pharmacy benefit management firm.

Mr. Blissenbach entered into an employment agreement with Chronimed effective July 1, 2003 with an initial three-year term expiring on July 1, 2006. The agreement automatically renews for two-year terms unless terminated for various reasons. Under the agreement, Mr. Blissenbach receives a base salary of not less than $415,000 per year and bonuses, stock option, and benefits commensurate with his position and responsibilities. His compensation package is subject to increase based on performance and board review. Mr. Blissenbach’s employment agreement contains a non-competition provision for up to one year following termination of employment. Under Mr. Blissenbach’s employment agreement, if his employment is terminated by Chronimed without cause or through delivery of a non-renewal notice or by him for good reason, Mr. Blissenbach is entitled to receive (1) his base salary through the date of termination, including the pro rated bonus earned for the partial year, if any, (2) base salary payments for a period of 24 months after termination at the rate in effect on the date of termination, payable monthly, (3) the average of any incentive compensation paid or payable by Chronimed for the two most recent fiscal years, payable monthly, (4) immediate vesting of all unvested stock options and (5) continuance of healthcare coverage, life insurance and general employee benefit plans of Chronimed for a period of two years or until Mr. Blissenbach becomes eligible for such insurance coverage from another employer. If Mr. Blissenbach’s employment is terminated within two years of a change of control (as defined in the employment agreement) by him for good reason or by Chronimed without cause, Mr. Blissenbach is entitled to receive (1) his base salary through the date of termination, including the pro rated bonus earned for the partial year, (2) a lump sum payment equal to 36 months of Mr. Blissenbach’s then current annualized base salary plus the aggregate annual bonus compensation paid for the preceding three full years or three times the target bonus for the year of termination, whichever is greater, (3) immediate vesting of all unvested stock options and (4) continued participation in medical, dental, life and disability insurance benefits at the same premium cost in effect for active employees for two years.

Pursuant to the terms and conditions of an amendment and assumption of employment agreement entered into among the Company, Chronimed and Mr. Blissenbach as of August 9, 2004, the Company agreed to employ, and Mr. Blissenbach agreed to accept employment as, the Company’s Chief Executive Officer and President pursuant to the terms of the employment agreement as amended. Under the amended employment agreement, Mr. Blissenbach has agreed that being employed in such new positions and terminating his positions as Chairman, Chief Executive Officer and President of Chronimed will not give him the right to terminate the employment agreement for good reason.

•	Alfred Carfora, 54, resigned as the Company’s President and Chief Operating Officer and became, effective at the time of the merger, the Company’s Executive Vice President, Mail Service Operations. Mr. Carfora joined the Company in October 2002 and was appointed President and Chief Operating Officer effective December 2002. From 1999 until December 2002, he was retired. From March 1993 to December 1998, Mr. Carfora held the position of President and Chief Executive Officer of Duty Free International Inc., an international specialty retailer and New York Stock Exchange listed company.

In January 2004, MIM entered into a severance arrangement with Mr. Carfora. Pursuant to the terms of the arrangement, if he is terminated by the Company or any successor without cause or he terminates his employment for good reason at any time prior to January 28, 2007, he is entitled to receive severance payments equal to one year of salary at his then current salary level and all outstanding unvested stock options previously granted to him and then held by him vest and become immediately exercisable in accordance with their terms. Mr. Carfora is subject to the same restrictions on competition and non-interference as described above with respect to Mr. Friedman.

•	Anthony J. Zappa, 43, became the Company’s Executive Vice President, Community Pharmacy Operations. Before joining the Company, Mr. Zappa was Executive Vice President, Operations of Chronimed since January 2002. Before joining Chronimed, Mr. Zappa held a variety of executive positions in healthcare. He was General Manager at Fairview Home Medical Equipment from July 2000 to September 2001, Executive Vice President for Operations at Cranespharmacy.com from May 1999 to July 2000, Vice President for Clinical Services at Chronimed from June 1998 to May 1999 and Vice President of Product Management at Value Rx/Express Scripts from June 1997 to June 1998.

Mr. Zappa entered into an employment agreement with Chronimed effective February 1, 2003. The agreement remains in effect until terminated by mutual agreement or for cause as defined in the agreement. Under the agreement,

Mr. Zappa receives a base salary of not less than $230,000 per year during the term of the agreement, and bonuses, stock options, and benefits commensurate with his position and responsibilities. Mr. Zappa’s employment agreement contains a non-competition provision for up to one year following termination of employment. Under Mr. Zappa’s employment agreement, if Chronimed terminates his employment without cause, he is entitled to receive (1) base salary payments for a period of 12 months after termination at the rate in effect on the date of termination, (2) the average of any incentive compensation paid or payable by Chronimed for the most recent two fiscal years and (3) immediate vesting of all unvested stock options.

•	Juliet A. Palmer resigned as the Interim Chief Financial Officer and Treasurer of the Company and resumed, effective at the time of the merger, her position as the Company’s Vice President-Finance and Corporate Controller.

•	Gregory H. Keane, 50, became an Executive Vice President and the Chief Financial Officer and Treasurer of the Company. Before joining the Company, Mr. Keane was Chief Financial Officer of Chronimed. He joined Chronimed as Controller in April 1996. He was appointed Vice President and Treasurer in March 1999. In February 2000, Mr. Keane was appointed Chief Financial Officer. From 1983 to 1996, Mr. Keane served in a number of financial management roles at National Computer Systems, a publicly held systems and services company based in Minneapolis, Minnesota. Previous employment included financial management positions in the software industry and public accounting experience.

On June 14, 2004, Chronimed entered into a change of control severance agreement with Mr. Keane. Under the terms of the change of control severance agreement, if Mr. Keane is not given an offer to remain employed with Chronimed or does not become employed with the Company after completion of the merger, or he rejects an offer, he is entitled to receive (1) his base salary through the date of termination, including the pro rated bonus earned for the partial year, if any, (2) base salary payments for a period of 12 months after termination at the rate in effect on the date of termination, payable on a monthly basis, (3) the average of any bonus or incentive compensation paid or payable by Chronimed to Mr. Keane for the two most recent fiscal years, payable in equal monthly installments and (4) immediate vesting of all unvested stock options, all conditioned upon Mr. Keane entering into a general release of all claims against Chronimed and its successors. If Mr. Keane accepts an offer to remain employed with Chronimed or becomes employed with the Company after completion of the merger, and within one year of completion of the merger Mr. Keane terminates his employment for good reason, or Chronimed or the Company, as the case may be, terminates his employment without cause, he is entitled to receive the severance benefits described above conditioned upon Mr. Keane entering into a general release of all claims against Chronimed and its successors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     On March 12, 2005, the Company amended its certificate of incorporation to change its name from MIM Corporation to BioScrip, Inc. and to increase the number of authorized shares of common stock from 40 million to 75 million shares. The Company’s Second Amended and Restated Certificate of Incorporation is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

     The audited consolidated balance sheets of Chronimed Inc. as of July 2, 2004 and June 27, 2003, and the related audited consolidated statements of income, shareholders’ equity and cash flows for each of the three years ended July 2, 2004 are incorporated by reference to Chronimed’s annual report on Form 10-K for the year ended July 2, 2004, filed by Chronimed with the SEC on September 14, 2004, which will be provided by amendment not later than May 27, 2005.

     The unaudited consolidated balance sheets Chronimed Inc. as of December 31, 2004, and the related unaudited consolidated statements of income, shareholders’ equity and cash flows for each of the three and six months ended December 31, 2004 and December 26, 2003 are incorporated by reference to Chronimed’s quarterly report on Form 10-Q for the quarter ended December 31, 2004, filed by Chronimed with the SEC on February 8, 2005, which will be provided by amendment not later than May 27, 2005.

(b) Pro Forma Financial Information.

     The unaudited pro forma condensed balance sheets of BioScrip, Inc. as of December 31, 2004 and the related unaudited pro forma condensed consolidated statements of income and stockholders’ equity for the year ended December 31, 2004 will be provided by amendment not later than May 27, 2005.

(c) Exhibits.

     The following Exhibits are filed with this Report:

2.1	Agreement and Plan of Merger, dated as of August 9, 2004, among MIM Corporation, Corvette Acquisition Corp. and Chronimed Inc. (incorporated by reference to Exhibit 99.1 to the Company’s current report on Form 8-K, filed with the SEC on August 9, 2004).

2.2	Amendment No. 1 dated January 3, 2005 to Agreement and Plan of Merger dated August 9, 2004 by and among MIM Corporation, Chronimed Acquisition Corp. and Chronimed Inc. (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K, filed with the SEC on January 5, 2005).

4.1	Second Amended and Restated Certificate of Incorporation of BioScrip, Inc.

99.1	Press Release of BioScrip, Inc. dated March 14, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: March 17, 2005	BIOSCRIP, INC.
	By	/s/ Barry A. Posner
Barry A. Posner,
Executive Vice President, Secretary and General Counsel